Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-218949 and 333-207359) and S-8 (Nos. 333-216432, 333-210058, 333-203032, and 333-200413) of our report dated March 30, 2018, with respect to the consolidated financial statements of Novus Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Irvine, California

March 30, 2018